INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this
Pre-Effective Amendment No. 1 to Registration Statement No.
333-107165 of Oppenheimer Growth Fund on Form N-14 of our
report on the Oppenheimer Select Managers Mercury Advisors
Focus Growth Fund dated January 22, 2003 appearing in the
Oppenheimer Select Managers Mercury Advisors Focus Growth
Fund's Annual Report to Shareholders for the year ended
November 30, 2002, in the Combined Prospectus and Proxy
Statement which is part of the Registration Statement and
in the Statement of Additional Information, which is also
part of such Registration Statement.

We also consent to the reference to us under the headings
"What are the Tax Consequences of the Reorganization" and
"Agreement and Plan of Reorganization" in the Combined
Prospectus and Proxy Statement which are part of such
Registration Statement.

We also consent to the use of our draft Tax Opinions in
exhibit 16(12) in Part C which is part of such Registration
Statement.

DELOITTE & TOUCHE LLP

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
September 9, 2003